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[LOGO] Macrovision                                       Macrovision Corporation
                                                           2830 De La Cruz Blvd.
                                                           Santa Clara, CA 95050

                                                             (408) 743-8600 Main
                                                              (408) 743-8610 Fax

FOR IMMEDIATE RELEASE
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INVESTOR CONTACT:                        MEDIA CONTACT:
Ian Halifax                              Miao Chuang
Macrovision Corporation                  Macrovision Corporation
+1 (408) 743-8600                        +1 (408) 562-8451
Ir-info@macrovision.com                  mchuang@macrovision.com
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               MACROVISION ANNOUNCES SUMMARY JUDGMENT DISMISSAL OF
        LITIGATION AGAINST ITS GLOBETROTTER ENTERPRISE SOFTWARE DIVISION


SANTA CLARA, California - (BUSINESS WIRE) - November 20, 2002 - Macrovision Corporation (Nasdaq: MVSN), a world leader in content protection and digital rights management ("DRM") technologies, announced today that the United States District Court for the Northern District of California has entered final judgment in favor of Globetrotter Software, Inc. ("Globetrotter") and against Rainbow Technologies, Inc., Rainbow Technologies North America, Inc., Elan Computer Group, Inc. and Ken Greer ("Rainbow, Elan and Greer") on the counterclaims Rainbow, Elan and Greer filed against Globetrotter in Globetrotter Software v. Elan Computer Group, Case No. 98-20419 JF. Rainbow, Elan and Greer had been seeking damages from Globetrotter for alleged antitrust violations, unfair competition and tortious interference with business relations, among other claims. All Rainbow, Elan and Greer's claims have now been dismissed. Rainbow, Elan and Greer may appeal this ruling.

"The dismissal of these counterclaims is a victory for Globetrotter Software," said Bill Krepick, Macrovision president and CEO. "By removing the burdens of litigation, Globetrotter and Macrovision can again concentrate all of their energy and resources to develop and market the best solutions for electronic license management and electronic license distribution in the enterprise software space."

ABOUT MACROVISION
Macrovision develops and markets copy protection, digital rights management ("DRM") and electronic license management ("ELM") technologies for the home video, consumer software, enterprise software and music markets. Headquartered in Santa Clara, California, with international offices in London and Tokyo, Macrovision can be found on the Internet at WWW.MACROVISION.COM.

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Macrovision Announces Dismissal of litigation Against Globetrotter        Page 2




This press release may contain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. A number of factors could cause Macrovision's actual results to differ from anticipated results expressed in such forward-looking statements. Such factors are addressed in Macrovision's filings with the Securities and Exchange Commission (available at http://www.sec.gov). Macrovision assumes no obligation to update any forward-looking statements.


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